UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________________
FORM 8-K

_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 9, 2025 (May 8, 2025)

 _________________________________________________________
CME GROUP INC.
(Exact Name of Registrant as Specified in its Charter)
_________________________________________________________

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive	Chicago	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.07. Submission of Matters to a Vote of Security Holders.
CME Group Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders on May 8, 2025 (the “Annual Meeting”).

At the close of business on March 10, 2025, the record date of the Annual Meeting, the Company had 360,382,710 shares of Class A and Class B common stock issued and outstanding. The following shares were present at the Annual Meeting, either in person or by proxy.

Class(es) of Common Stock	Aggregate No. of Shares	% of the Issued and Outstanding
Classes A and B	311,658,709	86.47%
Class B-1	124	19.84%
Class B-2	181	22.26%
Class B-3	214	16.63%
Class B-4	63	15.25%

The results of the proposals are as follows:

1.    The election of fourteen Equity Directors to serve until 2026 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Against	Abstain
Terrence A. Duffy	257,017,436	30,433,594	348,259
Kathryn Benesh	280,349,469	7,048,438	401,382
Timothy S. Bitsberger	270,197,544	17,133,091	468,654
Charles P. Carey	251,333,769	36,107,244	358,276
Bryan T. Durkin	273,896,666	13,381,716	520,907
Harold Ford Jr.	278,840,945	8,618,718	339,626
Martin J. Gepsman	244,933,478	42,487,931	377,880
Daniel G. Kaye	275,131,059	12,227,449	440,781
Phyllis M. Lockett	170,012,222	111,549,878	6,237,189
Deborah J. Lucas	280,118,523	7,252,638	428,128
Rahael Seifu	278,921,554	8,460,622	417,113
William R. Shepard	268,859,065	18,679,686	260,538
Howard J. Siegel	267,743,441	19,671,146	384,702
Dennis A. Suskind	244,819,214	42,491,525	488,550

There were a total of 23,859,420 broker non-votes in this proposal.

2.    The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2025 (ratified by the Class A and Class B shareholders voting together as a single class) was approved:

Votes For	Votes Against	Abstentions
289,994,511	21,300,039	364,159

3.    The advisory vote of the compensation of the Company’s named executive officers (by the Class A and Class B shareholders voting together as a single class) was approved:

Votes For	Votes Against	Abstentions
251,216,946	36,031,154	551,189

There were a total of 23,859,420 broker non-votes in this proposal.

4.    The election of Class B Directors:

a.    In the election of the three Class B-1 Directors, no quorum was achieved. Therefore, William W. Hobert, Patrick J. Mulchrone and Robert J. Tierney Jr. are each a “holdover” under Delaware law and the Company’s bylaws. They will continue to serve until their successors are duly elected at the 2026 Annual Meeting or their earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
William W. Hobert	109	6	9
Patrick J. Mulchrone	110	6	8
Robert J. Tierney Jr.	110	4	10

b.    In the election of the two Class B-2 Directors, no quorum was achieved. Therefore, Patrick W. Maloney is a “holdover” under Delaware law and the Company’s bylaws. He will continue to serve until his successor is duly elected at the 2026 Annual Meeting or his earlier resignation or removal. There is a vacancy in one of the Class B-2 director positions until an individual is duly elected to the position. The next election will be in 2026.

Name	Votes For	Votes Against	Abstentions
Patrick W. Maloney	140	12	29
Liam G. Smith	153	9	19

c.    In the election of one Class B-3 Director, no quorum was achieved. Therefore, Elizabeth A. Cook is a “holdover” under Delaware law and the Company’s bylaws. She will continue to serve until her successor is duly elected at the 2026 Annual Meeting or her earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
Elizabeth A. Cook	158	38	18

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 9, 2025	By:	/s/ Jonathan Marcus
	Name: Title:	Jonathan Marcus Senior Managing Director and General Counsel